UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2012

NATHAN’S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Jericho Plaza, Jericho, New York		11753
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described below, at the annual meeting of stockholders of Nathan’s Famous, Inc. (the “Company”) held on September 13, 2012, the stockholders of the Company approved an amendment to the Nathan’s Famous, Inc. 2010 Stock Incentive Plan (the “2010 Plan”) which, among other things, increased the number of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”) subject to the 2010 Plan by 250,000 shares.  The amendment to the 2010 Plan was previously approved by the Company’s Board of Directors on July 16, 2012 subject to stockholder approval.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 13, 2012, Nathan’s Famous, Inc. (the “Company”) held its annual meeting of stockholders.  At the annual meeting, stockholders of the Company voted on the matters set forth below.  Each outstanding common share as of the record date was entitled to one vote on the proposals voted on at the meeting.

1.	The proposal to elect nine directors was approved based upon the following votes:

Name	For	Withheld	Broker Non-Votes
Robert J. Eide	3,265,751	75,585	820,194
Eric Gatoff	3,027,534	313,802	820,194
Brian S. Genson	3,273,679	67,657	820,194
Barry Leistner	3,300,063	41,273	820,194
Howard M. Lorber	2,908,346	432,990	820,194
Wayne Norbitz	2,988,495	342,841	820,194
Donald Perlyn	2,984,120	357,216	820,194
A.F. Petrocelli	2,907,799	433,537	820,194
Charles Raich	2,903,123	438,213	820,194

2.	The approval of an amendment to the 2010 Plan which will, among other things, increase the number of shares of the Company’s Common Stock, subject to the 2010 Plan by 250,000 shares:

For	Against	Abstain	Broker Non-Votes
2,538,660	791,478	11,198	820,194

3.	The proposal to ratify the appointment of Grant Thornton LLP as the Company’s auditors for fiscal 2013 was approved based on the following votes:

For	Against	Abstain	Broker Non-Votes
4,129,291	8,619	23,620	0

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	99.1	Amendment to the Nathan’s Famous, Inc. 2010 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 14, 2012	NATHAN’S FAMOUS, INC.

	By:	/s/ Ronald DeVos
		Name:	Ronald DeVos
		Title:	Vice President Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)